AMENDMENT TO AGREEMENT OF SALE

     This Amendment to Agreement of Sale made this 3rd day of February, 1999 by and between Willco Associates-1, L.L.C., a New Jersey limited liability company, as "Seller" and Cunningham Graphics International, Inc., a New Jersey corporation, as "Buyer".

                                   Witnesseth:

     WHEREAS, on or about October 28, 1998, the parties hereto entered into an Agreement of Sale for the sale and purchase of the land and improvements located at 5 Burma Road, Jersey City, New Jersey (the "Agreement") and currently described on the tax map of the City of Jersey City, County of Hudson as Block 2154.3, Lot 66 ("Willco-1 Property"); and

     WHEREAS, on or about December 24, 1998, the Agreement was terminated by the Buyer; and

     WHEREAS, notwithstanding the prior termination of the Agreement, the parties after negotiation have elected to revive the Agreement and proceed with the sale and purchase of the Willco-1 Property, subject only to the modifications contained herein.

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, together with other good and valuable consideration, the parties hereto agree as follows:

     1. Modification of Purchase Price. Paragraph 2 of the Agreement is hereby amended to provide that the Purchase Price is reduced from Six Million Thirty Five Thousand ($6,035,000.00) Dollars to Five Million Five Hundred Twenty Five Thousand ($5,525,000.00) Dollars.

     2. Waiver of Conditions Precedent. The Buyer agrees that the conditions precedent contained in paragraphs 7(a) and 7(b) of the Agreement, subject only to the terms and conditions of paragraph 3 below, are deemed satisfied in full.

     3. Environmental Remediation Agreement. The Seller has agreed to obtain a No Further Action Letter ("NFA") from the New Jersey Department of Environmental Protection ("NJDEP") and in pursuit of the NFA, perform, if and as may be required by NJDEP, remedial measures at the Premises. In connection therewith and in order to more particularly set forth the parties rights, obligations and responsibilities to one another, the parties hereto agree to execute the Environmental Remediation Agreement ("ERA") attached hereto and made a part hereof and to be bound by the terms of the ERA.

     4. Escrow Deposits. The parties hereto agree that, subject only to the provisions of paragraph 2.7 of the ERA, at the Closing, and transfer of title, the Escrow Deposit, as such term is defined in the Agreement, together with one-half (1/2) of the interest thereon, shall be delivered to the Seller.

     5. Affirmation. Except as specifically modified herein, the parties hereto affirm and reaffirm all other terms, conditions and provisions of the Agreement.

     6. Willco-2 Property. On or about October 28, 1998, the Buyer entered into an Agreement of Sale with Willco-2 Associates, L.L.C. for the sale and purchase of the land located at 1 Thomas F. McGovern Drive, Jersey City, New Jersey and currently described on the tax map of the City of Jersey City, County of Hudson as Block 2154.3, Lot 65 ("Willco-2 Property"). The Willco-2 Property is contiguous to the Willco-1 Property. In accordance with the terms of paragraph 28 of the Agreement, the sale of the Willco-1 Property was contingent upon the sale of the Willco-2 Property. The parties hereto have agreed that, provided that a certain Modification to Agreement of Sale ("Modification Agreement"), dated of even date herewith, is entered into by and between Willco-2 Associates, L.L.C., as Seller and the Buyer that the sale of the Willco-1 Property may be consummated without the simultaneous sale and purchase of the Willco-2 Property. As such, the parties hereto agree that paragraph 28 of the Agreement is hereby amended to provide that the sale of the Willco-1 Property is contingent upon the Buyer and Willco-2 Associates, L.L.C. entering into the Modification Agreement for the purchase of the Willco-2 Property.

     7. Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment to Agreement of Sale.

     8. Successors and Assigns. This Amendment to Agreement of Sale shall be binding upon the parties hereto and their respective successors and assigns.

     9. Closing Date. The parties hereto agree that paragraph 9 of the Agreement is hereby amended to provide for the closing and transfer of title to the Willco-1 Property shall take place on February 3, 1999 at 10:30 a.m. at the offices of Sokol, Behot & Fiorenzo, 433 Hackensack Avenue, Hackensack, New Jersey 07601 or at such other place as may be designated by Buyer's Lender. Time is hereby made of the Essence.

     10. New Jersey Law Governs. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed and delivered by their respective duly authorized corporate officer, all as of the day and year first above written.

                                    SELLER:

ATTEST:  _____________________      WILLCO ASSOCIATES-1, L.L.C.,
                                     a New Jersey limited liability company



                                    By: _______________________________________
                                         Martin Frankel, Member




                                    BUYER:

ATTEST:  _____________________      CUNNINGHAM GRAPHICS INTERNATIONAL, INC.,
                                     a New Jersey Corporation



                                    By: _______________________________________
                                         Michael R. Cunningham, President,
                                            Chief Executive Officer


                                       2